Exhibit 24.1


                       CITIGROUP MORTGAGE LOAN TRUST INC.

                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Isenberg and Susan Mills as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Citigroup Mortgage Loan Trust Inc.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Citigroup Mortgage Loan Trust Inc. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




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       SIGNATURE                    CAPACITY                       DATE
       ---------                    --------                       ----

/s/ Richard A. Isenberg      Director and President           August 13, 2003
--------------------------   (Principal Executive Officer)
Richard A. Isenberg

/s/ Mark I. Kleinman         Treasurer (Principal             August 13, 2003
--------------------------   Financial Officer)
Mark I. Kleinman

/s/ Peter Patricola          Controller                       August 13, 2003
--------------------------
Peter Patricola

/s/ Mark I. Tsesarsky        Director                         August 13, 2003
--------------------------
Mark I. Tsesarsky

/s/ Jeffrey Perlowitz        Director                         August 13, 2003
--------------------------
Jeffrey Perlowitz

/s/ Evelyn Echevarria        Director                         August 13, 2003
--------------------------
Evelyn Echevarria